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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K


                                Current Report
                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

Date of Report (Date of earliest even reported)          July 24, 2000
                                               --------------------------------

                             Heilig-Meyers Company
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            (Exact name of registrant as specified in its charter)

       Virginia                     1-8484                      54-0558861
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    (State or other            (Commission file                (IRS Employer
     jurisdiction                   number)                 Identification No.)
   of incorporation)

  12560 West Creek Parkway, Richmond, Virginia                   23238
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    (Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code       (804)784-7300
                                                   -----------------------------

                                      N/A
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         (Former name or former address, if changed since last report)
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Item 5. Other Events
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        On July 24, 2000, Heilig-Meyers Company, a Virginia corporation (the
"Company"), issued a press release announcing that Donald S. Shaffer had been appointed President and Chief Executive Officer. Mr. Shaffer replaces William C. DeRusha who has held the position of Chairman and Chief Executive Officer since 1986. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

        Under his employment arrangements with the Company, Mr. DeRusha is entitled to payments of approximately $8.1 million in connection with his departure as Chairman and Chief Executive Officer. Of this amount, approximately $3.7 million represents payments under his employment contract, approximately $4.0 million represents the lump sum payment of the present value of benefit payments under the terms of his executive supplemental retirement agreement, and approximately $400,000 represents payment of a lump sum distribution under the terms of the Company's retirement savings and supplemental profit sharing plans. The Company is in discussions with Mr. DeRusha with respect to the restructuring of the timing and amount of his severance package. After completion of these discussions with Mr. DeRusha, the Company plans to seek amendments or waivers to maintain covenant compliance under its revolving credit facility and certain other agreements. Absent the successful completion of these efforts, the Company expects that the charges for obligations to Mr. DeRusha as a result of his departure would result in the Company not being in compliance with its covenants under its revolving credit facility and certain other agreements as of the end of the second quarter. There can be no assurance that the Company will be able to reach an agreement with Mr. DeRusha to restructure his severance package or reach an agreement with the required lenders with respect to covenant relief. Any amounts paid to Mr. DeRusha in connection with his departure will increase the amount the Company would need to obtain from expense reductions or asset sales in the event the Company's long-term senior unsecured debt rating is reduced as previously discussed in the Company's Annual Report on Form 10-K for the year ended February 29, 2000 and Quarterly Report on Form 10-Q for the quarter ended May 31, 2000.
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Item 7. Financial Statements and Exhibits
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        (c)   Exhibits
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              The following exhibit is filed as a part of this report:

              99.1   Press Release dated July 24, 2000.
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                                   SIGNATURE
                                   ---------

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          HEILIG-MEYERS COMPANY


Date: July 24, 2000                       By:  /s/ Donald S. Shaffer
                                               ---------------------------
                                               Donald S. Shaffer
                                               President and Chief Executive
                                               Officer

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                                 Exhibit Index
                                 -------------

Exhibit
No.           Description
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99.1          Press Release dated July 24, 2000